Exhibit 99.1

June 10, 2025

H&P To Participate in J.P. Morgan
2025 Energy, Power and Renewables Conference

TULSA, Okla. – June 10, 2025 (Business Wire) – Helmerich & Payne, Inc. (NYSE: HP) today announced that Kevin Vann, Senior Vice President and Chief Financial Officer; Mike Lennox, Senior Vice President of Americas Operations; and Dave Wilson, Vice President of Investor Relations are scheduled to participate in meetings with investors at the J.P. Morgan 2025 Energy, Power and Renewables Conference in New York City on both Tuesday and Wednesday, June 24-25, 2025. Mr. Vann will participate in a discussion on behalf of the Company on Wednesday, June 25, 2025, at 8:35 a.m. U.S. ET.

Market Update: Subsequent to H&P’s second fiscal quarter of 2025 earnings release on May 7, 2025, the Company received notices of contract suspensions for an additional nine rigs in the legacy KCA Deutag rig fleet operating in Saudi Arabia. This brings the Company’s total rig suspensions in country to 26 rigs.

President and CEO John Lindsay commented, “Although the unexpected softening in KCA Deutag acquisition’s Saudi operations has presented short-term financial challenges, H&P continues to maintain its strong financial foundation. Even with the slowdown in the Saudi market, we are beginning to capture synergies from this transaction and remain confident that our significant drilling presence in the world's most productive oil and gas region enhances the Company's long-term position in the global market. Additionally, our North America Solutions operations and other markets are performing in-line with the guidance shared during our May earnings call.”

About H&P
Founded in 1920, Helmerich & Payne, Inc. is committed to delivering industry leading drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for our customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. For more information, visit hpinc.com.

Forward Looking Statements
This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the anticipated benefits (including synergies and cash flow and free cash flow accretion) of the acquisition and integration of KCA Deutag, the anticipated impact of the acquisition of KCA Deutag on the Company's business and future financial and operating results, the anticipated timing of expected synergies and returns from the acquisition of KCA Deutag, the anticipated number of and impact of suspended rigs related to the Acquisition, the timing and terms of recommencement of suspended rigs related to the Acquisition, the Company’s business strategy, future financial position, operations outlook, future cash flow, future use of generated cash flow, dividend amounts and timing, amounts of any future dividends, investments, active rig count projections, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, capex spending and budgets, outlook for domestic and international markets, future commodity prices, future customer activity and relationships and the expected impact of the integration of KCA Deutag are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other disclosures in the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. Investors are cautioned not to put undue reliance on such statements. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

Helmerich & Payne uses its website as a channel of distribution for material company information. Such information is routinely posted and accessible on its Investor Relations website at hpinc.com.

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IR Contact:
Dave Wilson, Vice President of Investor Relations
918-588-5190
investor.relations@hpinc.com